COLFAX REPORTS THIRD QUARTER 2015 RESULTS

•	Third quarter net income per dilutive share of $0.15, adjusted net income per share of $0.24.

•	$50.0 million of additional cost reduction actions announced.

•	Board of Directors authorized a stock repurchase of up to $100 million.

ANNAPOLIS JUNCTION, MD - October 14, 2015 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced its financial results for the third quarter ended September 25, 2015.
For the third quarter of 2015, net income was $18.4 million, or $0.15 per dilutive share. Adjusted net income (as defined below) was $29.5 million, or $0.24 per share, compared to $71.3 million for the third quarter of 2014, or $0.57 per share.
Net sales were $969.1 million in the third quarter, a decrease of 16.8% from the prior year. Net sales decreased 6.5% organically compared to the third quarter of 2014. Third quarter operating income was $45.6 million, with adjusted operating income (as defined below) of $58.6 million. Operating expenses included $20.0 million of charges for uncollectible accounts, impairments, and other adjustments. Adjusted operating income margin (as defined below) was 6.0% in the third quarter.
Third quarter gas- and fluid-handling orders decreased by 17.6% to $444.2 million compared to orders of $539.4 million for the third quarter of 2014, an organic order decrease of 12.5%. Gas- and fluid-handling finished the period with backlog of $1,313.8 million.

For the nine months ended September 25, 2015 net income was $123.5 million, or $0.99 per dilutive share. Adjusted net income (as defined below) was $137.1 million, or $1.10 per share. Net sales for the nine months ended September 25, 2015 were $2.906 billion, a decrease of 15.0% compared to net sales for the nine months ended September 26, 2014. Operating income for the nine months ended September 25, 2015 was $219.6 million, with adjusted operating income (as defined below) of $245.2 million. Adjusted operating income margin (as defined below) for the nine months ended September 25, 2015 was 8.4%.
Adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.
Matthew Trerotola, President and Chief Executive Officer, stated, “Third quarter performance fell short of expectations. Our Fabrication Technology segment continued to face weak end markets, and the declining volume and volatile market and currency movements in Latin America depressed margins. We are aggressively accelerating cost reduction programs in response to this cyclical downturn. By the end of 2016, we now expect to eliminate in excess of $100 million from our cost structure and reduce the workforce by approximately 1,500 compared to where we started 2015. In addition, the Board authorized a stock repurchase of up to $100 million, which speaks to our confidence in the outlook for long-term profitability. These actions should enable us to improve performance in the challenging market environment ahead while still investing in attractive growth opportunities.”

Non-GAAP Financial Measures and Other Adjustments
Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decrease and organic order decrease. Adjusted net income, adjusted net income per share, adjusted operating income and adjusted operating income margin exclude restructuring and other related charges. Adjusted net income and adjusted net income per share exclude the write-off of certain deferred financing fees and original issue discount associated with the refinancing of Colfax's credit agreement for the nine months ended September 25, 2015, and the preferred stock conversion inducement payment for the nine months ended September 26, 2014. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.5% and 28.5% for the three and nine months ended September 25, 2015, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 29.8% and 29.3% for the three and nine months ended September 26, 2014, respectively. Organic sales decrease and organic order decrease exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges, write-off of certain deferred financing fees and original issue discount, and the preferred stock conversion inducement payment.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.
Conference Call and Webcast
Colfax will host a conference call to provide details about its results on Wednesday, October 14, 2015 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 57937552, or through webcast via Colfax's website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.
About Colfax Corporation
Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.
CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2014 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.
The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014

Net sales	$969,144	$1,164,453	$2,905,589	$3,418,120
Cost of sales	673,270	791,258	1,987,240	2,331,122
Gross profit	295,874	373,195	918,349	1,086,998
Selling, general and administrative expense	237,248	245,441	673,109	756,052
Restructuring and other related charges	13,071	8,948	25,658	28,734
Operating income	45,555	118,806	219,582	302,212
Interest expense (1)	10,857	14,935	37,150	40,881
Income before income taxes	34,698	103,871	182,432	261,331
Provision for (benefit from) income taxes	11,153	22,568	43,783	(73,153)
Net income	23,545	81,303	138,649	334,484
Less: income attributable to noncontrolling interest, net of taxes	5,186	7,914	15,107	22,520
Net income attributable to Colfax Corporation	18,359	73,389	123,542	311,964
Dividends on preferred stock	—	—	—	2,348
Preferred stock conversion inducement payment	—	—	—	19,565
Net income available to Colfax Corporation common shareholders	$18,359	$73,389	$123,542	$290,051
Net income per share - basic	$0.15	$0.59	$0.99	$2.41
Net income per share - diluted	$0.15	$0.59	$0.99	$2.38
__________
(1) Includes noncash charges associated with the write-off of original issue discount and deferred costs in connection with the refinancing of our primary credit facility of $4.7 million for the nine months ended September 25, 2015.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
In thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Adjusted Operating Income
Operating income	$45,555	$118,806	$219,582	$302,212
Restructuring and other related charges	13,071	8,948	25,658	28,734
Adjusted operating income	$58,626	$127,754	$245,240	$330,946
Adjusted operating income margin	6.0%	11.0%	8.4%	9.7%

	Three Months Ended		Nine Months Ended
	September 25, 2015	September 26, 2014	September 25, 2015	September 26, 2014
Adjusted Net Income
Net income attributable to Colfax Corporation	$18,359	$73,389	$123,542	$311,964
Restructuring and other related charges	13,071	8,948	25,658	28,734
Debt extinguishment charges - Refinancing of credit agreement	—	—	4,731	—
Tax adjustment(1)	(1,966)	(11,032)	(16,871)	(158,154)
Adjusted net income	$29,464	$71,305	$137,060	$182,544
Adjusted net income margin	3.0%	6.1%	4.7%	5.3%

Adjusted Net Income Per Share
Net income available to Colfax Corporation common shareholders	$18,359	$73,389	$123,542	$290,051
Restructuring and other related charges	13,071	8,948	25,658	28,734
Debt extinguishment charges - Refinancing of credit agreement	—	—	4,731	—
Preferred stock conversion inducement payment(2)	—	—	—	19,565
Tax adjustment(1)	(1,966)	(11,032)	(16,871)	(158,154)
Adjusted net income available to Colfax Corporation common shareholders	29,464	71,305	137,060	180,196
Dividends on preferred stock(2)	—	—	—	2,348
	$29,464	$71,305	$137,060	$182,544
Weighted-average shares outstanding - diluted	125,032,267	125,380,566	125,133,606	123,624,735
Adjusted net income per share	$0.24	$0.57	$1.10	$1.48

Net income per share — diluted (in accordance with GAAP)	$0.15	$0.59	$0.99	$2.38
__________
(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.5% and 28.5% for the three and nine months ended September 25, 2015, respectively, and 29.8% and 29.3% for the three and nine months ended September 26, 2014, respectively.
(2) Adjusted net income per share for the period prior to February 12, 2014 was calculated under the if-converted method in accordance with GAAP. On February 12, 2014, the Series A Perpetual Convertible Preferred Stock were converted to Common stock and the Company paid a $19.6 million conversion inducement to the holders of the Series A Perpetual Convertible Preferred Stock.

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

	Net Sales		Orders
	$	%	$	%

For the three months ended September 26, 2014	$1,164.5		$539.4
Components of Change:
Existing Businesses	(76.0)	(6.5)%	(67.3)	(12.5)%
Acquisitions (1)	24.3	2.1%	25.6	4.7%
Foreign Currency Translation	(143.7)	(12.4)%	(53.5)	(9.8)%
Total	(195.4)	(16.8)%	(95.2)	(17.6)%
For the three months ended September 25, 2015	$969.1		$444.2

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the nine months ended September 26, 2014	$3,418.1		$1,716.6		$1,506.5
Components of Change:
Existing Businesses	(259.2)	(7.6)%	(180.1)	(10.5)%	(67.5)	(4.5)%
Acquisitions (2)	147.6	4.3%	25.6	1.5%	35.2	2.3%
Foreign Currency Translation	(400.9)	(11.7)%	(168.7)	(9.8)%	(160.4)	(10.6)%
Total	(512.5)	(15.0)%	(323.2)	(18.8)%	(192.7)	(12.8)%
As of and for the nine months ended September 25, 2015	$2,905.6		$1,393.4		$1,313.8

(1) Represents the incremental sales and orders as a result of our acquisition of Roots blowers and compressors.
(2) Represents the incremental sales, orders and order backlog as a result of our acquisition of Roots blowers and compressors, and incremental sales as a result of our acquisition of Victor Technologies Holdings Inc.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	September 25, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$221,247	$305,448
Trade receivables, less allowance for doubtful accounts of $36,905 and $27,256	990,452	1,029,150
Inventories, net	449,891	442,732
Other current assets	337,502	323,148
Total current assets	1,999,092	2,100,478
Property, plant and equipment, net	664,200	727,435
Goodwill	2,876,011	2,873,023
Intangible assets, net	1,004,232	1,043,583
Other assets	496,361	491,842
Total assets	$7,039,896	$7,236,361

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$16,517	$9,855
Accounts payable	735,310	780,287
Accrued liabilities	453,599	496,207
Total current liabilities	1,205,426	1,286,349
Long-term debt, less current portion	1,532,267	1,526,955
Other liabilities	998,172	1,070,613
Total liabilities	3,735,865	3,883,917
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 124,232,426 and 123,730,578 issued and outstanding	124	124
Additional paid-in capital	3,219,262	3,200,832
Retained earnings	513,103	389,561
Accumulated other comprehensive loss	(629,435)	(443,691)
Total Colfax Corporation equity	3,103,054	3,146,826
Noncontrolling interest	200,977	205,618
Total equity	3,304,031	3,352,444
Total liabilities and equity	$7,039,896	$7,236,361

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	September 25, 2015	September 26, 2014

Cash flows from operating activities:
Net income	$138,649	$334,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairment charges	110,776	129,448
Stock-based compensation expense	11,886	13,081
Non-cash interest expense	10,099	6,990
Deferred income tax provision (benefit)	15	(151,788)
Changes in operating assets and liabilities:
Trade receivables, net	(38,972)	(38,666)
Inventories, net	(20,967)	5,200
Accounts payable	3,710	(82,874)
Changes in other operating assets and liabilities	(63,058)	(14,353)
Net cash provided by operating activities	152,138	201,522

Cash flows from investing activities:
Purchases of fixed assets, net	(32,729)	(59,050)
Acquisitions, net of cash acquired	(184,500)	(948,800)
Net cash used in investing activities	(217,229)	(1,007,850)

Cash flows from financing activities:
Borrowings under term credit facility	750,000	150,000
Payments under term credit facility	(1,223,497)	—
Proceeds from borrowings on revolving credit facilities and other	1,328,332	1,093,151
Repayments of borrowings on revolving credit facilities and other	(835,232)	(1,023,565)
Proceeds from issuance of common stock, net	3,116	612,982
Preferred stock conversion inducement payment	—	(19,565)
Payments of dividend on preferred stock	—	(3,853)
Other	(9,796)	(22,250)
Net cash provided by financing activities	12,923	786,900

Effect of foreign exchange rates on Cash and cash equivalents	(32,033)	(5,253)

Decrease in Cash and cash equivalents	(84,201)	(24,681)
Cash and cash equivalents, beginning of period	305,448	311,301
Cash and cash equivalents, end of period	$221,247	$286,620